                               AMENDED SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
        EFFECTIVE MAY 1, 2000 (PURSUANT TO SECTION 1.6 OF THE AGREEMENT)

                                                     Policy Form Numbers of Contracts
Name of Separate Account                             Funded By Separate Account             Fidelity  Fund (Class)
------------------------                             --------------------------------       ----------------------
Lincoln National Variable Annuity Account C          18829, 25982RSC, 28645 0697            Contrafund - Service Class
                                                     (Individual MultiFund)

Lincoln National Variable Annuity Account L          GAC96-111; GAC91-101                   Asset Manager - Initial Class
                                                     (GVA I, II, III)                       Contrafund - Initial Class

Lincoln Life Flexible Premium Variable Life          LN605/615 (VUL I)                      Asset Manager - Initial Class
Account M                                                                                   Investment Grade Bond - Initial Class


                                                     LN660    (VUL)                         Contrafund - Service Class

                                                     LN680    (VULdb)                       Contrafund - Service Class

Lincoln Life Variable Annuity Account Q              28883, 28884, 28890, 28867,            Contrafund - Service Class
                                                     28868, 28891, 28903
                                                     (Group MultiFund)

Lincoln Life Flexible Premium Variable Life          LN650    (SVUL)                        Investment Grade Bond - Initial Class
Separate Account R                                                                          Asset Manager - Initial Class
                                                                                            Contrafund - Service Class

                                                     LN655    (SVUL II)                     Contrafund - Service Class

Lincoln Life Flexible Premium Variable Life          LN920/921                              Contrafund - Service Class
Account S                                            (CVUL)                                 Asset Manager - Service Class

                                                     LN925/926 (CVUL Series III)            Contrafund - Service Class
                                                                                            Asset Manager - Service Class

Lincoln National Life Insurance Company              19476                                  Contrafund - Service Class
Separate Account 35

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.




Date__________________   LINCOLN NATIONAL LIFE INSURANCE COMPANY

                         By:      _______________________
                                  Steven M. Kluever
                                  2nd Vice President



Date__________________   VARIABLE INSURANCE PRODUCTS FUNDS II

                         By:      _______________________

                         Name:    _______________________

                         Title:   _______________________



Date__________________   FIDELITY DISTRIBUTORS CORPORATION

                         By:      _______________________

                         Name:    _______________________

                         Title:   _______________________